WRITTEN CONSENT OF DIRECTORS
                       TO CORPORATE ACTION WITHOUT MEETING
                           BY MAXIMUM DYNAMICS, INC.,
                             a Colorado corporation

         The undersigned are the members of the Board of Directors of Maximum Dynamics, Inc., a Colorado corporation ("Corporation"), and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this Corporation:

         RESOLVED, that the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to issue S-8 shares of Common Stock to Motsamai Nduna, Thobeka Mafuduka, Mpilo Mdakane, T'Christopher Gardener, Andrew Bremer, Liesl Clarke, Patricia Terhorst-Davis, Ernesto Angel, Victor Angel, Jesus Romero, Justin Kulik, Derek Anthony Smith, Mpumelelo Tshume, Sindiswa Mzamo, Sooren Ramdenee, Constance Locke, Mike Hughes, Hannes Englebrecht, Anne Tunmer, Mpho Mtimkulo, Tom Wise, Jodi Richfield, Luis Gutierrez, Michael Bennett, Henry Jarrett, Brian Wallis, Quinton Westhuizen, Stanley Boewer, Edmund Pieterse, Vernon Philander, Renert , Israel I. Hernandez,
J. Eduardo Martinez, Cheng Chun Man, and Zhu Ning as payment for wages and services.

         RESOLVED, FURTHER, that the Board of Directors hereby authorizes that 50,000 shares of S-8 Common Stock be issued to Johannes Clausen; that 50,000 shares of S-8 Common Stock be issued to Motsamai Nduna; that 20,000 shares of S-8 Common Stock be issued to Thobeka Mafuduka; that 20,000 shares of S-8 Common Stock be issued to Mpilo Mdakane; that 25,000 shares of S-8 Common Stock be issued to T'Christopher Gardener; that 50,000 shares of S-8 Common Stock be issued to Andrew Bremer; that 20,000 shares of S-8 Common Stock be issued to Liesl Clarke; that 10,000 shares of S-8 Common Stock be issued to Patricia Terhorst-Davis; that 1,500,000 shares of S-8 Common Stock be issued to Ernesto Angel; that 100,000 shares of S-8 Common Stock be issued to Victor Angel; that 500,000 shares of S-8 Common Stock be issued to Jesus Romero; that 100,000 shares of S-8 Common Stock be issued to Justin Kulik; that 300,000 shares of S-8 Common Stock be issued to Derek Anthony Smith; that 200,000 shares of S-8 Common Stock be issued to Mpumelelo Tshume; that 100,000 shares of S-8 Common Stock be issued to Sindiswa Mzamo; that 100,000 shares of S-8 Common Stock be issued to Sooren Ramdenee; that 1,500,000 shares of S-8 Common Stock be issued to Constance Locke; that 100,000 shares of S-8 Common Stock be issued to Mike Hughes; that 100,000 shares of S-8 Common Stock be issued to Hannes Englebrecht; that 50,000 shares of S-8 Common Stock be issued to Anne Tunmer; that 50,000 shares of S-8 Common Stock be issued to Mpho Mtimkulo; that 200,000 shares of S-8 Common Stock be issued to Tom Wise; that 100,000 shares of S-8 Common Stock be issued to Jodi Richfield; that 100,000 shares of S-8 Common Stock be issued to Luis Gutierrez; that 100,000 shares of S-8 Common Stock be issued to Michael Bennett; that 100,000 shares of S-8 Common Stock be issued to Henry Jarrett; that 100,000 shares of S-8 Common Stock be issued to Brian Wallis; that 100,000 shares of S-8 Common Stock be issued to Quinton Westhuizen; that 100,000 shares of S-8 Common Stock be issued to Stanley Boewer; that 100,000 shares of S-8 Common Stock be issued to Edmund Pieterse; that 100,000 shares of S-8 Common Stock be issued to Vernon Philander; that 50,000 shares of S-8 Common Stock be issued to Reunert Kharibe; that 100,000 shares of S-8 Common Stock be issued to Israel I. Hernandez; that 100,000 shares of S-8 Common Stock be issued to J. Eduardo Martinez; that 300,000 shares of S-8 Common Stock be issued to Cheng Chun Man; and that 300,000 shares of S-8 Common Stock be issued to and Zhu Ning.



         RESOLVED, FURTHER, that the Company undertake the necessary actions to get these 6,895,000 shares of S-8 Common Stock issued.

         This consent is executed pursuant to the applicable provisions of the Colorado General Corporation Law and is to be filed with the minutes of proceedings of the Board of Directors of this Corporation.


January 20, 2004                            /s/  Eric Majors
                                            ----------------------------
                                            Eric Majors, Director


January 20, 2004                            /s/  Joshua Wolcot
                                            ----------------------------
                                            Joshua Wolcott, Director


January 20, 2004                            /s/  Paul Stabnow
                                            ----------------------------
                                            Paul Stabnow, Director